American Funds Insurance Series 333 South Hope Street Los Angeles, California 90071 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MARIA MANOTOK, Executive Vice President and Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of American Funds Insurance Series (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended June 30, 2020 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS INSURANCE SERIES	AMERICAN FUNDS INSURANCE SERIES

___/s/ Maria Manotok____________	_/s/ Gregory F. Niland____________
Maria Manotok, Executive Vice President	Gregory F. Niland, Treasurer

Date: August 31, 2020	Date: August 31, 2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS INSURANCE SERIES and will be retained by AMERICAN FUNDS INSURANCE SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.